    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1999


                                                              FILE NO. 333-87481

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
                          PREEFFECTIVE AMENDMENT NO. 3
                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                     CALIFORNIA COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                          6021                    94-3339505
  (State or Other Jurisdiction          (Primary Standard          (I.R.S. Employer
of Incorporation or Organization)          Industrial           Identification Number)
                                   Classification Code Number)

    ONE MARITIME PLAZA, SUITE 825, SAN FRANCISCO, CALIFORNIA (415) 434-1236 (Address and Telephone Number of Registrant's Principal Executive Offices)

             RONALD W. BACHLI, PRESIDENT & CHIEF EXECUTIVE OFFICER
 One Maritime Plaza, Suite 825, San Francisco, California 94111 (415) 434-1236
               (Name, Address and Telephone of Agent for Service)

                                    COPY TO

     R. BRENT FAYE, ESQ. and STEVEN M. PLEVIN, ESQ., Lillick & Charles LLP
   2 Embarcadero Center, 27(th) Floor, San Francisco, California 94111 (415)
                                    984-8200
                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
                AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE.
                           --------------------------

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO       OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
    SECURITIES TO BE REGISTERED         BE REGISTERED            UNIT                 PRICE          REGISTRATION FEE
Common Stock, $0.01 Par Value
  (1)..............................     22,889,095(2)       Not Applicable       Not Applicable       $22,447.39 (3)

--------------------------

(1) This Registration Statement relates to shares of Common Stock of the Registrant issuable to the holder of common stock no par value of Placer Capital Co., a California corporation, to the holder of common stock no par value, of California Financial Bancorp, a California corporation; to holders of common stock, no par value, of Security First Bank, a California corporation; and to holders of common stock, $5.00 par value, of National Business Bank, a national banking association, in the proposed acquisition of Placer Capital Co. by Registrant and proposed mergers of California Financial Bancorp into Registrant; of Security First Bank into a subsidiary of Registrant; and of National Business Bank into a subsidiary of Registrant.

(2) Based upon the estimated maximum number of shares of Registrant's Common Stock required to be issued under agreements for the acquisition and the mergers described in footnote (1). This Registration Statement also includes any additional shares of Registrant's Common Stock which may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(f)(2), the Registration Fee was computed on the basis of the sum of the book value of Placer Capital Co. common stock at June 30, 1999 ($38,873,000); the book value of California Financial Bancorp common stock at June 30, 1999 ($36,722,000); the book value of Security First Bank common stock at June 30, 1999 ($3,720,000); and the book value of National Business Bank common stock at June 30, 1999 ($1,431,000). Previously paid.
                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Bylaws of California Community provide for indemnification of agents including directors, officers, and employees to the fullest extent permitted by Delaware law. California Community's Certificate of Incorporation further provides for a limitation of director liability for monetary damages to the extent allowed by Delaware law. Delaware law generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California Community's Bylaws provide that California Community will, to the extent permitted by law, indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

ITEM 21.  EXHIBITS


  2.1    Amended and Restated Plan of Reorganization and Merger
         Agreement by and between the California Community and California Financial dated as of November 15, 1999, attached as Exhibit I to the proxy statement/prospectus contained in
         Part I of this Registration Statement.*

  2.2 Plan of Reorganization and Merger Agreement by and between the California Community, Orange, and Security First dated as of September 10, 1999, attached as Exhibit II to the proxy statement/prospectus contained in Part I of this Registration Statement.*

  2.3 Plan of Reorganization and Merger Agreement by and between the California Community, CalWest, and Business Bank dated as of September 14, 1999, attached as Exhibit III to the proxy statement/prospectus contained in Part I of this Registration Statement.*

  2.4 Plan of Reorganization and Exchange Agreement by and between the California Fund and California Community.*

  2.5 First Amendment to the Plan of Reorganization Agreement by and between the California Fund and California Community.*

  3.1    Revised Certificate of Incorporation of Registrant.*

  3.2    Bylaws of Registrant.*

  5.1    Opinion re: legality.*

  8.1    Opinion re: tax matters as to the merger of California
         Financial with Registrant by Lillick & Charles LLP.

  8.2 Opinion re: tax matters as to the merger of Security First with a subsidiary of Registrant by Lillick & Charles LLP.

  8.3 Opinion re: tax matters as to the merger of Business Bank with a subsidiary of Registrant by Lillick & Charles LLP.

 10.1    California Community Bancshares, Inc. 1999 Stock Option
         Plan.*

 10.2    Financial Advisory Agreement by and between Belvedere
         Capital Partners LLC and California Community Bancshares.*

 11. Statement re: computation of per share earnings is included in Note 1 to the financial statements to the proxy statement/prospectus included in Part I of this Registration
         Statement.

 21.     Subsidiaries of Registrant are Placer Capital Co., a
         California corporation, and Placer Sierra Bank, a California corporation.

 23.1 Consent of Counsel is included with the opinion re: legality as Exhibit 5 to this Registration Statement, and with the opinions re: tax matters as Exhibits 8.1, 8.2 and 8.3 of this Registration Statement.

 23.2    Consent of KMPG LLP as accountants for Placer Sierra.*

 23.3    Consent of Perry-Smith & Co., LLP as accountants for Placer
         Sierra Bank (formerly Placer Savings Bank).*

 23.4    Consent of Deloitte & Touche LLP as accountants for
         California Financial Bancorp and Subsidiaries.*

 23.5    Consent of Arthur Andersen LLP as accountants for California
         Financial Bancorp (formerly Belvedere Bancorp) and
         Subsidiary.*

 23.6    Consent of Deloitte & Touche LLP as accountants for Security
         First Bank and Subsidiary.*

 23.7    Consent of Arthur Andersen LLP as accountants for Security
         First Bank and Subsidiary.*

 23.8    Consent of Deloitte & Touche LLP as accountants for National
         Business Bank.*

 23.9 Consent of Deloitte & Touche LLP as accountants for The Bank of Orange County.*

 23.10   Consent of McGladrey & Pullen LLP as accountants for The
         Bank of Orange County.*

 23.11   Consent of Deloitte & Touche LLP as accountants for Downey
         Bancorp.*

 23.12   Consent of McGladrey & Pullen LLP as accountants for Downey
         Bancorp.*

 23.13 Consent of Carpenter & Company as financial advisor to Security First Bank.*

 23.14 Consent of the Findley Group as financial advisor to National Business Bank.*

 24.     Power of Attorney.*

 27.     Financial Data Schedule.*

 99.1 Opinion of Carpenter & Company dated August 26, 1999 as financial advisor to Security First is attached as
         Exhibit IV to the proxy statement/prospectus contained in
         Part I of this Registration Statement.

 99.2 Opinion of the Findley Group dated September 14, 1999 as financial advisor to National Business Bank is attached as
         Exhibit V to the proxy statement/prospectus contained in
         Part I of this Registration Statement.

 99.3    National Business Bank Proxy Card.*


------------------------

    *   Previously filed.

    b)  Financial Statement Schedules

        None.

    c)  OPINIONS

        See Exhibits 5.1, 8.1, 8.2, 8.3, 99.1 and 99.2 to this Registration Statement.

ITEM 28.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
    Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this PreEffective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on December 8, 1999.


                                                       CALIFORNIA COMMUNITY BANCSHARES, INC.

                                                       By:             /s/ RONALD W. BACHLI
                                                            -----------------------------------------
                                                                  Ronald W. Bachli, PRESIDENT &
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Preeffective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                /s/ RONALD W. BACHLI
     -------------------------------------------       Director, Principal          December 8, 1999
                  Ronald W. Bachli                       Executive Officer

                  J. THOMAS BYROM*
     -------------------------------------------       Director                     December 8, 1999
                   J. Thomas Byrom

                 RICHARD W. DECKER*
     -------------------------------------------       Director                     December 8, 1999
               Richard W. Decker, Jr.

     -------------------------------------------       Director
                 Joseph P. Heitzler

                 ROBERT J. KUSHNER*
     -------------------------------------------       Director                     December 8, 1999
                  Robert J. Kushner

     -------------------------------------------       Director
               Clifford R. Ronnenberg

                  JAMES M. MCGANN*
     -------------------------------------------       Principal Financial Officer  December 8, 1999
                   James M. McGann


*By:                  /s/ RONALD W. BACHLI
             --------------------------------------
              Ronald W. Bachli, as Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
         2.1            Amended and Restated Plan of Reorganization and Merger
                        Agreement by and between the California Community and
                        California Financial dated as of November 15, 1999, attached as Exhibit I to the proxy statement/prospectus contained in
                        Part I of this Registration Statement.*

         2.2 Plan of Reorganization and Merger Agreement by and between the California Community, Orange, and Security First dated as of September 10, 1999, attached as Exhibit II to the proxy statement/prospectus contained in Part I of this Registration Statement.*

         2.3 Plan of Reorganization and Merger Agreement by and between the California Community, CalWest, and Business Bank dated as of September 14, 1999, attached as Exhibit III to the proxy statement/prospectus contained in Part I of this Registration Statement.*

         2.4            Plan of Reorganization and Exchange Agreement by and between the California Fund and California Community.*

         2.5            First Amendment to the Plan of Reorganization and Exchange
                        Agreement by and between the California Fund and California
                        Community.*

         3.1            Revised Certificate of Incorporation of Registrant.*

         3.2            Bylaws of Registrant.*

         5.1            Opinion re: legality.*

         8.1            Opinion re: tax matters as to the merger of California
                        Financial with Registrant by Lillick & Charles LLP.

         8.2 Opinion re: tax matters as to the merger of Security First with a subsidiary of Registrant by Lillick & Charles LLP.

         8.3 Opinion re: tax matters as to the merger of Business Bank with a subsidiary of Registrant by Lillick & Charles LLP.

        10.1            California Community Bancshares, Inc. 1999 Stock Option
                        Plan.*

        10.2            Financial Advisory Agreement by and between Belvedere
                        Capital Partners LLC and California Community Bancshares,
                        Inc.*

        11.             Statement re: computation of per share earnings is included in Note 1 to the financial statements to the proxy
                        statement/prospectus included in Part I of this Registration
                        Statement.

        21.             Subsidiaries of Registrant are Placer Capital Co., a
                        California corporation, and Placer Sierra Bank, a California corporation.

        23.1            Consent of Counsel is included with the opinion re: legality as Exhibit 5 to this Registration Statement, and with the
                        opinions re: tax matters as Exhibits 8.1, 8.2 and 8.3 of
                        this Registration Statement.

        23.2            Consent of KMPG LLP as accountants for Placer Sierra.*

        23.3            Consent of Perry-Smith & Co., LLP as accountants for Placer
                        Sierra Bank.*

        23.4            Consent of Deloitte & Touche LLP as accountants for
                        California Financial Bancorp and Subsidiaries.*

        23.5            Consent of Arthur Andersen LLP as accountants for California
                        Financial Bancorp (formerly Belvedere Bancorp and
                        Subsidiary).*

        23.6            Consent of Deloitte & Touche LLP as accountants for Security
                        First Bank and Subsidiary.*

        23.7            Consent of Arthur Andersen LLP as accountants for Security
                        First Bank and Subsidiary.*

        23.8            Consent of Deloitte & Touche LLP as accountants for National
                        Business Bank.*

EXHIBIT NO.             DESCRIPTION
-----------             -----------
        23.9            Consent of Deloitte & Touche LLP as accountants for The Bank of Orange County.*

        23.10           Consent of McGladrey & Pullen LLP as accountants for The
                        Bank of Orange County.*

        23.11           Consent of Deloitte & Touche LLP as accountants for Downey
                        Bancorp.*

        23.12           Consent of McGladrey & Pullen LLP as accountants for Downey
                        Bancorp.*

        23.13 Consent of Carpenter & Company as financial advisor to Security First Bank.*

        23.14 Consent of the Findley Group as financial advisor to National Business Bank.*

        24.             Power of Attorney*

        27.             Financial Data Schedule*

        99.1            Opinion of Carpenter & Company dated August 26, 1999 as
                        financial advisor to Security First is attached as Exhibit
                        IV to the proxy statement/prospectus contained in Part I of this Registration Statement.

        99.2 Opinion of the Findley Group dated September 14, 1999 as financial advisor to National Business Bank is attached as
                        Exhibit V to the proxy statement/prospectus contained in
                        Part I of this Registration Statement.

        99.3            National Business Bank proxy card*


------------------------

*   Previously filed.